Exhibit 1.2

Pricing Agreement

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Calyon Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Wachovia Capital Markets, LLC

301 S. College Street

Charlotte, NC 28288

As Representatives of the several

Underwriters named in Schedule I hereto,

September 17, 2007

Ladies and Gentlemen:

San Diego Gas & Electric Company, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 17, 2007 (the “Underwriting Agreement”) between the Company on the one hand and Deutsche Bank Securities Inc., Calyon Securities (USA) Inc. and Wachovia Capital Markets, LLC on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the First Mortgage Bonds specified in Schedule II hereto (the “Designated Bonds”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement and the Applicable Time (as defined herein), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement and the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Bonds which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Bonds pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

1

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, and a Final Term Sheet (as defined in the Underwriting Agreement) relating to the Designated Bonds, in the form attached hereto as Schedule III, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Bonds set forth opposite the name of such Underwriter in Schedule I hereto.

(Signature Page Follows)

2

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

San Diego Gas & Electric Company

By:	/s/ ROBERT M. SCHLAX
Name: Robert M. Schlax
Title: Vice President & Controller

SIGNATURE PAGES TO PRICING AGREEMENT

Accepted as of the date hereof:

Deutsche Bank Securities Inc.

By:	/s/ BEN SMILCHENSKY
Name: Ben Smilchensky
Title: Managing Director

By:	/s/ RYAN MONTGOMERY
Name: Ryan Montgomery
Title: Director

Calyon Securities (USA) Inc.

By:	/s/ RONALD S. KROLICK
Name: Ronald S. Krolick
Title: Managing Director

Wachovia Capital Markets, LLC

By:	/s/ JAMES T. WILLIAMS JR.
Name: James T. Williams Jr.
Title: Managing Director

On behalf of each of the Underwriters

SIGNATURE PAGES TO PRICING AGREEMENT

SCHEDULE I

Underwriter	Principal Amount of Designated Bonds to be Purchased
Deutsche Bank Securities Inc.	$60,834,000
Calyon Securities (USA) Inc.	60,833,000
Wachovia Capital Markets, LLC	60,833,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	23,750,000
Morgan Stanley & Co. Incorporated	23,750,000
Blaylock & Company, Inc.	5,000,000
Guzman & Company	5,000,000
Loop Capital Markets, LLC	5,000,000
Utendahl Capital Partners, L.P.	5,000,000

Total	$250,000,000

Schedule I-1

SCHEDULE II

Title of Designated Bonds:

6.125% First Mortgage Bonds, Series FFF, due 2037

Aggregate principal amount:

$250,000,000

Price to Public:

99.688% of the principal amount of the Designated Bonds

Purchase Price by Underwriters:

98.813% of the principal amount of the Designated Bonds

Form of Designated Bonds:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Applicable Time:

5:00 p.m. (New York City time) September 17, 2007

Time of Delivery:

10:00 a.m. (New York City time), September 20, 2007

Indenture:

Indenture dated July 1, 1940, as amended and supplemented to date, including the Supplemental Indenture dated as of September 20, 2007, between the Company and U.S. Bank National Association, as successor trustee

Maturity:

September 15, 2037

Schedule II-1

Interest Rate:

6.125%

Interest Payment Dates:

March 15 and September 15, commencing March 15, 2008

Redemption Provisions:

The Designated Bonds may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time on the terms and subject to the conditions set forth in the final prospectus supplement dated September 17, 2007 relating to the Designated Bonds.

Sinking Fund Provisions:

No sinking fund provisions

Closing location for delivery of Designated Bonds:

Latham & Watkins LLP

633 West Fifth Street

Los Angeles, California 90071

Additional Closing Conditions:

Not applicable

Names and addresses of Representatives:

Designated Representatives:

Deutsche Bank Securities Inc.

Calyon Securities (USA) Inc.

Wachovia Capital Markets, LLC

Address for Notices, etc.:

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attention: Legal Department

Fax: (212) 797-4561

Calyon Securities (USA) Inc.

1301 Avenue of the Americas, 17th Floor

New York, NY 10019

Schedule II-2

Attention: David Travis

Fax: (917) 849-5529

Wachovia Capital Markets, LLC

301 S. College Street

Charlotte, NC 28288

Attention: Transaction Management Group

Fax: (704) 383-9165

Schedule II-3

SCHEDULE III

Issuer Free Writing Prospectus September 17, 2007 Filed pursuant to Rule 433 Registration Statement No. 333-133541

Final Term Sheet

Issuer: San Diego Gas & Electric Company

Aggregate principal amount offered: $250,000,000

Ratings: A1/A+/AA (Moody’s/Standard & Poor’s/Fitch)

Coupon: 6.125%

Maturity: September 15, 2037

Yield to Maturity: 6.148%

Spread to Benchmark Treasury: +142 basis points

Benchmark Treasury: 4.75% due February 15, 2037

Benchmark Treasury Price and Yield: 100-11 and 4.728%

Interest Payment Dates: March 15 and September 15, beginning on March 15, 2008

Optional Redemption Provision: Make Whole Call UST + 25 basis points

Price to Public: 99.688%

Net proceeds to Issuer (after underwriting discount, but before expenses): $247,032,500

Format: SEC Registered

Transaction Date: September 17, 2007

Settlement Date: September 20, 2007

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Calyon Securities (USA) Inc. Wachovia Capital Markets, LLC

Schedule III-1

Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated Blaylock & Company, Inc. Guzman & Company Loop Capital Markets, LLC Utendahl Capital Partners, L.P.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and supplement thereto in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611 or Calyon Securities (USA) Inc. collect at 1-212-261-3589 or Wachovia Capital Markets, LLC toll free at 1-866-289-1262.

Schedule III-2